UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

Welltower Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-8923	34-1096634
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4500 Dorr Street, Toledo, Ohio	43615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (419) 247-2800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 6, 2017, Welltower Inc. (the “Company”) entered into a Separation Agreement (the “Separation Agreement”) with Scott M. Brinker. Mr. Brinker served as the Company’s Chief Investment Officer until January 3, 2017, when the position of Chief Investment Officer was eliminated, which was previously disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on January 6, 2017.

Mr. Brinker will receive the benefits set forth in Section 5(a) of his employment agreement, which was previously filed with the Commission on Form 10-Q on May 7, 2013. A description of these benefits is contained in the Company’s most recent proxy statement filed with the Commission on March 24, 2016. The agreement also includes a customary release by Mr. Brinker of claims against the Company and its affiliates and a mutual non-disparagement covenant. Mr. Brinker is also obligated to comply with various restrictive covenants, including a non-compete, non-solicitation and protection of the Company’s confidential information. Any disputes arising under the Separation Agreement will be resolved by binding arbitration.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2017

WELLTOWER INC.

	By:	/s/ MATTHEW MCQUEEN
	Name:	Matthew McQueen
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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